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                                                                   EXHIBIT 99.11

                                          PIPER & MARBURY
                                              L.L.P.
                                       CHARLES CENTER SOUTH
                                      36 SOUTH CHARLES STREET
                                  BALTIMORE, MARYLAND 21201-3018
                                            410-539-2530             WASHINGTON
                                         FAX: 410-539-0489            NEW YORK
                                                                    PHILADELPHIA
                                                                       EASTON



                                October 14, 1997


Prudential Jennison Series Fund, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey  07102-4077

  Re:  Registration Statement on Form N-14
       -----------------------------------

Ladies and Gentlemen:

     We have acted as special Maryland counsel to Prudential Jennison Series Fund, Inc. (the "Fund"). This opinion is being furnished in connection with the registration by the Fund of certain shares of its Prudential Jennison Active Balanced Fund class of Common Stock (the "Shares"), pursuant to a registration statement on Form N-14, as amended (the "Registration Statement") under the Securities Act of 1933, as amended.

     In this capacity, we have examined the Fund's charter and by-laws, the proceedings of the Board of Directors of the Fund authorizing the issuance of the Shares in accordance with the Registration Statement, and such other statutes, certificates, instruments and documents relating to the Fund and matters of law as we have deemed necessary to the issuance of this opinion. In such examination, we have assumed the genuineness of all signatures, the conformity of final documents in all material respects to the versions thereof submitted to us in draft form, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies.

     Based upon the foregoing, and limited in all respects to applicable Maryland law, we are of the opinion and advise you that:

     1. The Fund has been duly incorporated and is validly existing as a corporation under the laws of the State of Maryland.

     2. The Shares to be issued by the Fund pursuant to the Registration Statement have been duly authorized and, when issued as contemplated in the Registration Statement in an
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                                                                 PIPER & MARBURY
                                                                      L.L.P.
Prudential Jennison Series Fund, Inc.
October 14, 1997
Page 2

amount not to exceed the number of Shares authorized by the charter but unissued, will be validly issued, fully paid and nonassessable.

     Gardner Carton & Douglas are authorized to rely upon this opinion in rendering any opinion to the Fund which is to be filed as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement and the related Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                              Very truly yours,

                              /s/ Piper & Marbury L.L.P.

HDK/dw